SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported) N/A

                              Heilig-Meyers Company
             (Exact name of registrant as specified in its charter)


                                    Virginia
                 (State or other jurisdiction of incorporation)


         1-8484                                   54-0558861
(Commission file number)               (IRS Employer Identification No.)


                2235 Staples Mill Road, Richmond, Virginia 23230
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code  (804) 359-9171


          (Former name or former address, if changed since last report)



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Item 5.  Other Events

         On February 20, 1997, Heilig-Meyers Company ("Heilig-Meyers") and MacSaver Financial Services, Inc. ("MacSaver") entered into a Pricing Agreement with Goldman, Sachs & Co., on behalf of itself and NationsBanc Capital Markets, Inc. and Salomon Brothers Inc, which incorporated by reference a related Underwriting Agreement, dated August 6, 1996, for the public offering by MacSaver of $100 million aggregate principal amount of 7.40% Notes due February 15, 2002, guaranteed as to payment of principal and interest by Heilig-Meyers (the "7.40% Notes"). The 7.40% Notes were issued pursuant to an Indenture dated as of August 1, 1996 among Heilig-Meyers, MacSaver and First Union National Bank of Virginia, as Trustee, and an Officers' Certificate dated as of February 25, 1997.

Item 7.  Financial Statements and Exhibits

         (C)      Exhibits

                  The following exhibits are filed as a part of this report.

                  1(a) Underwriting Agreement dated August 6, 1996 among Heilig-Meyers and MacSaver, filed with the Commission as Exhibit 1(a) to Heilig-Meyers' Current Report on Form 8-K filed September 11, 1996, is expressly incorporated herein by this reference.

                  1(b) Pricing Agreement dated Feburary 20, 1997 among Heilig-Meyers, MacSaver and Goldman, Sachs & Co., on behalf of itself and NationsBanc Capital Markets, Inc. and Salomon Brothers Inc.

                  4(a) Indenture dated as of August 1, 1996 among HeiligMeyers, MacSaver and First Union National Bank of Virginia, as Trustee, filed with the Commission as
                           Exhibit 4(a) to Heilig-Meyers' Current Report on Form 8-K filed September 11, 1996, is expressly incorporated herein by this reference.

                  4(b) Officers' Certificate dated February 25, 1997, relating to the 7.40% Notes.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             HEILIG-MEYERS COMPANY


Date: April 10, 1997                         By:  s/ Paige H. Wilson
                                                --------------------
                                                      Paige H. Wilson
                                                      Vice President,
                                                      Treasurer and Secretary




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                                  Exhibit Index


Exhibit
No.               Description
1(b)              Pricing Agreement dated Feburary 20, 1997 among Heilig-
                  Meyers, MacSaver and Goldman, Sachs & Co., on behalf of
                  itself and NationsBanc Capital Markets, Inc. and Salomon
                  Brothers Inc.

4(b) Officers' Certificate dated February 25, 1997, relating to the 7.40% Notes.



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